Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report  dated February 25, 2016 relating to the financial statements  and the effectiveness of internal control over financial reporting, which appears in Proofpoint, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 1, 2016